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                                                                    Exhibit 99.1


WEDNESDAY OCTOBER 25, 12:54 PM EASTERN TIME
PRESS RELEASE

ENVISION DEVELOPMENT CORP. ANNOUNCES COMMENCEMENT OF AMERICAN STOCK EXCHANGE DELISTING PROCEDURES

MARLBORO, Mass.--(BUSINESS WIRE)--Oct. 25, 2000--Envision Development Corporation (AMEX:EDV - news) today announced that the Company has been notified by the American Stock Exchange that the Exchange intends to file an application with the Securities and Exchange Commission to delist the Company's shares from the Exchange. The Exchange's decision is based on the Exchange's view that the Company does not currently meet certain listing criteria.

After due consideration the Company has determined that it will not appeal the Exchange's decision, instead will focus its energy on building existing technologies and increasing the Company's financial performance. Envision's common stock is eligible for trading on the over-the-counter bulletin board (OTCBB). The OTCBB is a controlled quotation service that offers real time quotes, last sale prices and volume information in over-the-counter securities.

While the Company regrets the Exchange's action, Envision wishes to emphasize that the delisting decision has no effect on the current operations of the Company. In addition, the Company intends to explore listing on an appropriate exchange or market at such time as the Company meets applicable listing requirements.

Envision Development Corporation (www.edvcorp.com) provides secure e-mail communication technologies to corporations and individuals, professional service organizations, and specialized software for collaborative communications. This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the SEC including the Company's Annual Report on Form 10K and the Registration Statement on Form S-1.